Exhibit 99.1

DoctorDirectory.com, Inc.

Financial Statements

December 31, 2013 and 2012

(With Independent Auditors’ Report Thereon)

DOCTORDIRECTORY.COM, INC.

Independent Auditors’ Report

The Board of Directors
DoctorDirectory.com, Inc.:

We have audited the accompanying financial statements of DoctorDirectory.com, Inc., which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of DoctorDirectory.com, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

Greenville, South Carolina
April 21, 2014

DOCTORDIRECTORY.COM, INC.

Balance Sheets

December 31, 2013 and 2012

Assets	2013	2012
Current assets:
Cash and cash equivalents	$3,930,116	$1,837,674
Accounts receivable, net of allowance for doubtful accounts of approximately $69 thousand at December 31, 2013 and 2012	1,491,919	1,725,828
Revenues in excess of billings	5,112,630	1,429,943
Deferred tax assets	428,955	63,440
Other current assets	173,028	186,929
Total current assets	11,136,648	5,243,814
Property and equipment, net	184,535	190,277
Intangible assets, net	183,451	144,255
Total assets	$11,504,634	$5,578,346
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$595,349	$441,478
Accrued liabilities	3,189,315	1,159,139
Unearned revenue	945,980	932,534
Total current liabilities	4,730,644	2,533,151
Long-term liabilities:
Deferred tax liabilities	69,342	67,506
Total liabilities	4,799,986	2,600,657
Commitments and contingencies

Shareholders’ equity:
Preferred stock, par value $0.01; Authorized, 5,000,000 shares; no shares issued	—	—
Common stock – $0.01 par value, Authorized, 5,000,000 shares; Issued 919,862; Outstanding 661,501 as of December 31, 2013 and 2012	9,199	9,199
Additional paid-in capital	2,371,905	2,347,949
Retained earnings	4,886,520	1,183,517
Treasury stock	(562,976)	(562,976)
Total shareholders’ equity	6,704,648	2,977,689
Total liabilities and shareholders’ equity	$11,504,634	$5,578,346

See accompanying notes to financial statements.

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DOCTORDIRECTORY.COM, INC.

Statements of Income

Years ended December 31, 2013 and 2012

	2013	2012
Revenues:
Healthcare professional digital marketing	$13,909,907	$7,391,284
Market research	3,114,529	2,309,415
Other	3,043	3,992
Total revenues	17,027,479	9,704,691
Costs of revenues	4,097,932	2,831,277
Gross profit	12,929,547	6,873,414
Selling, general, and administrative expenses	6,867,445	5,725,342
Income before income taxes	6,062,102	1,148,072
Income taxes	2,359,099	459,275
Net income	$3,703,003	$688,797

See accompanying notes to financial statements.

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DOCTORDIRECTORY.COM, INC.

Statement of Changes in Shareholders’ Equity

Years ended December 31, 2013 and 2012

		Additional
	Common	paid-in	Retained	Treasury
	stock	capital	earnings	stock	Total
Balances at December 31, 2011	$9,196	$2,325,540	$494,720	$(562,976)	$2,266,480
Issuance of common stock	3	1,122	—	—	1,125
Share-based compensation	—	21,287	—	—	21,287
Net income	—	—	688,797	—	688,797
Balances at December 31, 2012	9,199	2,347,949	1,183,517	(562,976)	2,977,689
Share-based compensation	—	23,956	—	—	23,956
Net income	—	—	3,703,003	—	3,703,003
Balances at December 31, 2013	$9,199	$2,371,905	$4,886,520	$(562,976)	$6,704,648

See accompanying notes to financial statements.

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DOCTORDIRECTORY.COM, INC.

Statements of Cash Flows

Years ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$3,703,003	$688,797
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	401,009	406,167
Share-based compensation	23,956	21,287
Change in deferred income taxes	(363,679)	7,694
Changes in working capital:
Accounts receivable	233,909	(283,933)
Revenues in excess of billings	(3,682,687)	(666,979)
Other current assets	13,901	(34,012)
Accounts payable	153,871	46,625
Accrued liabilities	2,030,176	410,111
Unearned revenue	13,446	913,489
Net cash provided by operating activities	2,526,905	1,509,246
Cash flows from investing activities:
Purchases of property and equipment	(101,723)	(128,858)
Purchases of intangible assets	(332,740)	(288,525)
Net cash used in investing activities	(434,463)	(417,383)
Cash flows from financing activity:
Proceeds from issuance of common stock	—	1,125
Net cash provided by financing activity	—	1,125
Net increase in cash and cash equivalents	2,092,442	1,092,988
Cash and cash equivalents at beginning of year	1,837,674	744,686
Cash and cash equivalents at end of year	$3,930,116	$1,837,674
Supplemental disclosure for cash flow information:
Income taxes paid, net of tax refunds	$1,590,600	$221,361

See accompanying notes to financial statements.

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

DoctorDirectory.com, Inc. (the Company) was incorporated as a South Carolina corporation on September 16, 1996. The Company is an interactive healthcare marketing company and is primarily engaged in providing its customers with a communication channel to reach healthcare professionals and health consumers. The Company provides a suite of marketing solutions to pharmaceutical and biotech companies, advertising agencies, market research firms, and other healthcare-related companies. Its products include i) a comprehensive performance-based promotion solution for pharmaceutical companies, ii) market research solutions, and iii) a suite of virtual sales and marketing solutions, which comprise online advertising, direct to physician advertising, direct to consumer advertising, prescription drug e-detailing, prescription drug e-sampling, and physician and health consumer Customer Relationship Management (CRM) programs as well as clinical research program recruitment services. The Company publishes health-related Internet Web Site Properties (Web Site Properties), which provide: i) health provider directories and healthcare-related information to consumers seeking physicians and health information, ii) medical practice marketing and administrative tools to physicians, and iii) client services tools to the Company’s customers.

(b)	Cash and Cash Equivalents

The Company considers all cash on hand, cash in depository institutions, and short-term investments with original maturities to the Company of 90 days or less to be cash and cash equivalents.

(c)	Trade Accounts Receivable and Revenues in Excess of Billings

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the statements of cash flows. The Company maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, and the current receivables aging and current payment patterns.

Revenues in excess of billings are recorded at amounts to be invoiced based on the Company’s customary trade practices which include analysis of program results, calculation of promotional fees earned and client verification of the calculated fees as performance milestones are met.

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

(d)	Property and Equipment

Property and equipment are stated at cost. Major additions, betterments, and leasehold improvements are capitalized. The Company follows the provisions of Accounting Standards Codification (ASC) Subtopic 350-40, Intangibles – Goodwill and Other – Internal-Use Software, which requires the capitalization of certain costs associated with software development for internal purposes. Depreciation is calculated using the straight-line method based upon the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of useful life or lease term. Useful lives of the Company’s assets are estimated as follows:

Computer equipment	3 years
Computer software	3 years
Office equipment	4-5 years
Leasehold improvements	5 years

(e)	Web Site Development Costs

The Company capitalizes costs incurred to develop its Web Site Properties, including data content acquired, and amortizes such costs over a three-year period using the straight-line method. Amortization commenced in June 1997, at the time the Company’s initial web site was published and became available online. Such costs are primarily comprised of third-party web site development costs. The Company also capitalizes the costs to lease or license certain data content included in its Web Site Properties and amortizes such costs over the term of the agreement.

(f)	Other Current Assets

Other current assets consist of prepaid insurance, prepaid license fees and other prepaid expenses.

(g)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses.

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

(h)	Revenue Recognition

The Company recognizes revenue as services are delivered, collection of relevant receivables is reasonably assured, persuasive evidence of arrangements exists, and sales prices are fixed or determinable.

Revenues from Market Research services are recognized as surveys are completed and the responses to those surveys are provided to the client. Revenues from Clinical Research Recruitment services are recognized after physicians are recruited to participate in the clinical programs. Revenues from Physician and Consumer CRM Programs are recognized as the Company provides opted-in respondents to the client. The Company recognizes revenue from its interactive advertising, direct to physician, and direct to consumer advertising solutions, including IncreaseRx programs, as those promotions and campaigns are delivered and where applicable, when performance milestones are achieved. eSampling revenues are recognized as physicians agree to participate in the program and request Rx samples.

(i)	Costs of Revenues

The costs directly associated with the delivery of the Company’s promotion, recruiting, and advertising services are classified as Costs of revenues in the accompanying financial statements. Additionally, the costs associated with the recruitment of and payment of fees and incentives to participants in advertising, clinical, and market research programs are also classified as Costs of revenues. Incentive payments that are unclaimed are reversed in the period in which they expire.

(j)	Share-Based Compensation Expense

The Company records share-based compensation expense for options granted to employees using ASC Topic 718, Compensation – Stock Compensation, which requires the measurement of the cost of employee services received in exchange for an award of equity instruments be based on the grant-date fair value of those instruments. Because the Company’s shares are not publicly traded and it is not practicable to estimate the expected volatility of the Company’s share price, the Company accounts for the stock-based compensation of its equity instruments using a value as calculated using the Black-Scholes-Merton method and substituting the historical volatility of an appropriate industry sector index for the expected volatility of its share price. Calculated amounts are amortized straight line over the vesting period.

(k)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. On an ongoing basis, the Company evaluates its estimates, including those related to uncollectible receivables, intangible assets, income taxes, and contingencies. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

(2)	Cash and Cash Equivalents

The Company maintains an interest-bearing money market account whereby it invests its cash in excess of immediate operating needs. The Company’s cash and cash equivalents included approximately $4,175,143 and $1,667,722 in such account at December 31, 2013 and 2012, respectively.

(3)	Property and Equipment

Property and equipment consist of the following at December 31:

	2013	2012
Computer equipment	$340,975	$312,728
Computer software	656,391	588,066
Office equipment	186,593	185,763
Leasehold improvements	41,996	37,675
Subtotal	1,225,955	1,124,232
Less accumulated depreciation	(1,041,420)	(933,955)
Net property and equipment	$184,535	$190,277

(4)	Intangible Assets

Intangible assets consist of costs to develop Web Site Properties. Intangible assets at December 31 are as follows:

	2013	2012
Web site development and content	$2,499,956	$2,167,216
Less accumulated amortization	(2,316,505)	(2,022,961)
Net intangible assets	$183,451	$144,255

(5)	Operating Leases and Data License Agreements

The Company is obligated under certain noncancelable leases and licensing agreements, primarily for office space and pharmaceutical prescription data, through 2015.

Lease expenses related to the rental of office space amounted to approximately $204,563 and $201,988, for the years ended December 31, 2013 and 2012, respectively.

The total expenses for data licensed under these agreements in 2013 and 2012 was approximately $266,543 and $178,663, respectively, and is included in Costs of revenues in the accompanying financial statements.

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

The minimum lease payments under noncancelable operating leases and data license agreements for the next two years are as follows:

2014	$211,650
2015	217,974
Total	$429,624

(6)	Shareholders’ Equity

(a)	Common Stock

Holders of common stock are entitled to one vote per share, and to receive dividends and, upon liquidation or dissolution, are entitled to receive all assets available for distribution to shareholders. The holders have no other preemptive or other subscription rights and there are no redemption or sinking fund provisions.

During 2012, options to acquire 250 common shares were exercised for total proceeds of $1,125. No options to acquire common shares were exercised during 2013.

As of December 31, 2013 and 2012, there were 661,501 common shares outstanding.

(b)	Stock Options

The Company’s board of directors has granted stock options awards to certain employees, officers, and directors of the Company to acquire shares of the Company’s common stock at a stated exercise price per share. These stock options vest over 1-5 years and have a 10-year term.

The grant-date fair value of each award is estimated on the date of grant using the Black-Scholes-Merton option-pricing model. The weighted average assumptions for the 2013 and 2012 grants are provided in the following table. The Company uses the simplified method to estimate the expected term of the award. Since the Company’s shares are not publicly traded, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk-free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant:

	Year ended December 31, 2013	Year ended December 31, 2012
Valuation assumptions:
Expected dividend yield	nil	nil
Expected volatility	50%	50%
Expected term (years)	6.5	6.5
Risk-free interest rate	1.06%	1.03%

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

The following table presents activity related to stock options for the years ended December 31, 2013 and 2012:

	Options
	Number	Exercise price
Balance, December 2011	64,710	$2.00 – 9.50
Granted	4,500	$12.00
Expired	(4,110)	$4.50 – 12.00
Exercised	(250)	$4.50
Balance, December 2012	64,850	$3.50 – 12.00
Granted	5,000	$15.00
Expired	(2,350)	$3.50 – 12.00
Exercised	—
Balance, December 2013	67,500	$3.50 – 15.00

On August 23, 2012, the Company issued options to certain employees to acquire 4,500 shares of Company common stock at an exercise price of $12.00 per share. These options vest over a 5-year period and have a 10-year term. Total fair value of options granted on August 23, 2012 was $26,654.

On May 4, 2013, the Company issued options to certain employees to acquire 5,000 shares of Company common stock at an exercise price of $15.00 per share. These options vest over a 5-year period and have a 10-year term. Total fair value of options granted on May 4, 2013 was $37,055.

In accordance with the provisions of ASC Topic 718, the Company has determined grant-date fair value for each issuance of stock options to employees and amortized that value over the vesting period as compensation expense, totaling $23,956 and $21,287, in 2013 and 2012, respectively.

(7)	Income Taxes

The provision (benefit) for total income tax expense consists of:

	Current	Deferred	Total
Year ended December 31, 2013:
U.S. federal	$2,230,044	$(297,760)	$1,932,284
State and local	492,734	(65,919)	426,815
	$2,722,778	$(363,679)	$2,359,099

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

	Current	Deferred	Total
Year ended December 31, 2012:
U.S. federal	$367,740	$6,299	$374,039
State and local	83,841	1,395	85,236
	$451,581	$7,694	$459,275

Income tax expenses for the years ended December 31, 2013 and 2012 differ from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income from continuing operations as a result of the following:

	2013	2012
Computed “expected” tax expense	$2,061,115	$390,344
Increase (reduction) in income taxes resulting from:
Permanent differences	13,622	13,457
State and local income taxes, net of federal income tax benefit	281,698	56,256
Other, net	2,664	(782)
	$2,359,099	$459,275

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2013 and 2012 are presented below:

	2013	2012
Deferred tax assets (current):
Allowance for doubtful accounts	$26,640	$26,640
Accrued expenses	54,838	36,800
Unearned revenue	347,477	—
Total gross deferred tax assets	428,955	63,440
Deferred tax liabilities (non-current):
Property and equipment, principally due to differences in depreciation	(69,342)	(67,506)
Total gross deferred tax liabilities	(69,342)	(67,506)
Net deferred tax asset (liability)	$359,613	$(4,066)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of current

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of any valuation allowances. There was no valuation allowance as of December 31, 2013 or 2012.

The Company has adopted the provisions of Interpretation No. 48, included in ASC Subtopic 740-10 – Income Taxes – Overall. The Company determined that it did not have any material unrecognized tax benefits or obligations and the adoption of the guidance did not have a material effect on the Company’s financial position or results of operations in 2013 or 2012. The total amount of gross unrecognized tax benefits was zero at December 31, 2013 and 2012.

(8)	Employee Benefit Plan

The Company provides a Simple IRA Plan (the Plan) for its employees. Employees who meet eligibility requirements established by the Company are permitted to voluntarily participate in the Plan. Participating employees may contribute a portion of their salaries in each calendar year, in pretax contributions to an individual retirement account held exclusively in their names. The Company is required to make an annual contribution to the participating employees account equal to at least 1% and not more than 3% of the employees’ compensation earned in the year, provided however, the Company cannot contribute less than 3% for more than 2 years within any 5-year period. Both the employees’ pretax contributions and the Company’s contributions are 100% vested in the name of the participating employees. For the years ended December 31, 2013 and 2012, the Company expensed $87,574 and $71,176, respectively, in connection with contributions made to the Plan.

(9)	Concentration of Risk – Customers

The Company earns substantially all its revenues from customers within the pharmaceutical and biotech industries. The Company earned more than 5% of its annual revenue from 5 customers in 2013 and 2012, respectively. These customers accounted for 78% and 70% of the Company’s revenues in 2013 and 2012, respectively. The Company’s operations are dependent upon these customers, and therefore, the loss of a substantial portion of revenues from any of these customers could have a material negative impact on the Company’s business if those revenues are not replaced with additional revenues from new or existing customers.

(10)	Commitments and Contingencies

On occasion and as part of the regular course of business, the Company receives complaints regarding its promotion services from recipients of advertising campaigns messages or correspondence to physicians asking them to provide updated information for the Company’s Web Site Properties. Regulations and laws governing the transmission of communications and health-related information are evolving and may require the Company to modify its business plans and operations in the future.

(Continued)

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DoctorDirectory.com, Inc.

Notes to Financial Statements

December 31, 2013 and 2012

(11)	Subsequent Events

During January 2014, the Company declared and paid a dividend of $2.50 per share. The total dividend payment was $1,653,750.

The Company has evaluated subsequent events from the balance sheet date through April 21, 2014, the date at which the financial statements were available to be issued, and determined there are no other items to disclose.

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